UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  July 20, 2006

ITERIS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-08762	95-2588496
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
1515 South Manchester Avenue, Anaheim, California 92802
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code:  (714) 774-5000

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐        Written communications pursuant to Rule 425 under the Securities Act

☐        Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐        Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐        Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 1.01                             Entry into a Material Definitive Agreement; and

Item 2.03                             Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On July 20, 2006, Iteris, Inc. (the “Company”) entered into a stipulated settlement agreement with Delta Networks, Inc. (“Delta”) and the respective attorneys for Delta and the Company.  The agreement memorializes the terms of settlement of the lawsuit initiated in June 2004 by Delta, a supplier to Mariner Networks, Inc., a former subsidiary of the Company that was discontinued in the fiscal year ended March 31, 2002, alleging various breaches of written contract claims arising out of alleged purchase orders.  In full and final settlement of such lawsuit, the Company agreed to pay Delta $125,000 on or before October 20, 2006, pay an additional $350,000 thereafter in equal monthly installments over three years, and issue to Delta, prior to August 14, 2006, shares of the Company’s common stock in the amount of $212,500 based on the trading price of the Company’s common stock on the day of issuance.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  July 26, 2006

ITERIS, INC.,
a Delaware corporation
By:	/S/ JACK JOHNSON
Jack Johnson
President and Chief Executive Officer